[GRAPHIC OMITTED]  COMMERCIAL PROPOSAL 289/2000



Date :July 19, 2000.

To:   FURUKAWA INDUSTRIAL S/A ELECTRIC PRODUCTS

Att.: Mr. Helio Durigan                   Phone: (021-41) 341-4085
      General Manager of Supply           Fax :  (021-41) 341-4046
From: Nivaldo Seixas                      Phone: (021-19) 789 4209
      Commercial Manager                  Fax  : (021-19) 789 4204

CONDITIONS OF SUPPLY - OPTICAL FIBERS

1. SUPPLY

1.1 Product: Optical Fiber Monomodo Acrylate.

1.2 Quantity: 650.000 km of Optical Fiber.

1.3 Delivery Dates: July of 2000 to December of 2002.

1.3.1 Programming of quarterly delivery:

Period Year           2.000 Year          2.001 year          2002 year
-----------           ----------          ----------          ---------

1st quarter           ----------          60.000 km           75.000 km

2nd quarter           ----------          60.000 km           75.000 km

3rd quarter           45.000 km           65.000 km           75.000 km

4th quarter           45.000 km           75.000 k            75.000 km


1.4 Deliveries schedule for the third quarter 2000:

     Lots             Month           Guarantee     Extra Amount
                                     Amount (km)        (km)
--------------      ---------        -----------    ------------

       1               July            12.000           3.000

       2              August           12.000           3.000

       3            September          12.000           3.000


1.5 Product Specification:

1.5.1 Attenuation:      80%: @1310nm \060= 0,344 dB/km and 20% @1310nm
                             \060= 0,354 dB/km.
                        80%: @1550nm \060= 0,214 dB/km and 20% @1550nm
                             \060= 0,224 dB/km.

1.5.2 Length: minimum of 12.600m, multiples of 2.100m and maximum of 50.400m.

1.5.3 Complimentary Specifications: According to Furukawa Specifications FEM-U/001 Ed.01 " and Xtal " DMKV007-0 ".

1.6 Packaging: The reels and the protecting layers are returned to Xtal in re-utilization conditions, according to loan invoice.

1.7 Local of delivery: position in the factory of Furukawa, with responsibility of Xtal Optical Fibers S/A freight.


2.  CONDITIONS

2.1 Net price, without Taxes:
    July of 2000 - US$ 41.67 / km (forty one dollars and sixty seven cents per kilometer).
    August of 2000 - US$ 42.67 / km (forty two dollars and sixty seven cents per kilometer).
    September of 2000 - US$ 43.67 / km (forty three dollars and sixty seven cents per kilometer).
    The price and the amount will be renegotiated for each following quarter, until the 10 (tenth) of the antecedent month to the beginning of each quarter.

2.2 Payment: In US$ paid under Brazilian Commercial terms will be used, published in the Newspaper Gazeta Mercantil on the day of payment.

2.3 Terms:

2.3.1 Payment to 30 d.d.l. (working days), without penalty.


3.INCIDENTS TAXES

3.1 ICMS to be included in the State where the product is sold.

3.2 15% IPI aliquot to remain outstanding.


4.  LATE PAYMENTS

    There will be charged 2% (two percent) penalty, increasing to 2,5% (two and half percent) late charge fee, on the amount or in the event delay is not attributed to Xtal Fibras Opticas S/A.


5.  COMMITMENT OF PURCHASE AND SALE

5.1 Xtal will guarantee the delivery of 80% of the amounts mentioned in the item 1.3.1.

5.2 The delivery of 20% of the amounts mentioned in the item 1.3.1 subject to the product availability.


6.  DISCOUNT FOR THE ACCUMULATED AMOUNT OF PURCHASES IN 12 MONTHS

6.1 The discount will be supplied in percentile on the effective net price in the quarter, in function of the amount of accumulated kilometers, being considered the purchases accomplished in the last ones 12 (twelve) months, counted retroactively in the date of each supply, according to the list below.

6.2 Discount will be based on the total kilometers sold within 12 months, according to the list below.

Discount Range on the Amount of Accumulated                 Discount
Kilometers in the last 12 months                              (5%)
-------------------------------------------                 --------

Range 1: more than 50.000km up to 100.000km                 1,00%

Range 2: more than 100.000km                                1,50%


7.  PRODUCT GUARANTEE

    Xtal Fibras Opticas S/A will substitute any part of the product with another at no extra cost to the buyer, so long as buyer requests this change 10
    (ten) days prior to shipment, the warranty period for the product shall be 06 (six) months from shipment date.


8.  REGULATION / STATUTORY/ REQUISITS

    Furukawa should inform Xtal of any restrictions imposed by Statutory/ Requisits/Regulations.


9.  PROPOSAL VALIDITY

    This proposal is valid until July 24, 2.000.


10. PROPOSAL APPROVAL - XTAL FIBRAS OPTICAS S/A



----------------------   -----------------------------  ------------------------
Rafael B. Gandara        Celso Arantes Simoes           Antonio Carlos de Campos
Manager Adm. Financier   Director of Marketing & Sales  Managing Superintendent


11. ACCEPTANCE OF THE PROPOSAL - INDUSTRIAL FURUKAWA S/A ELECTRIC PRODUCTS

Signatures:




--------------------------------              ----------------------------------
          Takaomi Goto                                 Helio J. Durigan
    Executive Vice President                      General Manager of Supplies